Exhibit 3.10

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ECOLOGY AND ENVIRONMENT INC.

Under Section 805 of the Business Corporation Law

The undersigned, the President of Ecology and Environment Inc., hereby certifies:

1.	The name of the corporation (hereinafter called the "Corporation") is ECOLOGY AND ENVIRONMENT INC.

2.	The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on February 20, 1970.

3.
The Certificate of Incorporation of the Corporation is hereby amended to provide for the election of directors by majority vote of the votes cast by adding an additional paragraph (J) to Article FOURTH (d) (3), which will read as follows:

"(J) The vote required for the election of Class A Directors and Class B Directors by the shareholders of Class A Shares and Class B Shares, respectively, shall be the affirmative vote of a "majority of votes cast" (as defined herein) for each, unless the election is contested, in which case said Directors shall be elected by a plurality of votes cast by the respective class of shareholders. An election shall be contested if, as of the record date (or such later date as may be determined by the Board of Directors based on events occurring after the record date, but in no event later than the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission), the number of nominees exceeds the number of directors to be elected. A "majority of votes cast" means that the number of shares voted "for" a director exceeds the number of votes "withheld" or cast "against" that director. Abstentions and broker non-votes shall not constitute votes cast or votes withheld."

4.
The foregoing amendment of the Certificate of Incorporation was authorized first by a unanimous vote of the Board of Directors of the Corporation and then at the Annual Meeting of Shareholders followed by a majority vote of the holders of the Class A Common Stock and a majority vote of the holders of the Class B Common Stock of all of those outstanding shares of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment this 25th day of February, 2016.

ECOLOGY AND ENVIRONMENT INC.

By:	/s/Gerard A. Gallagher III
Gerard A. Gallagher, III, President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ECOLOGY AND ENVIRONMENT INC.

Under Section 805 of the Business Corporation Law

GROSS, SHUMAN, BRILDLE & GILFILLAN, P.C.
465 Main Street, Suite 600
Buffalo, New York 14203
(716) 854-4300